UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2014 (February 16, 2014)

TRANSOCEAN LTD.
(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
On February 16, 2014, Transocean Ltd. (the “Company”) issued a press release announcing that the Company’s Board of Directors is recommending that the Company’s shareholders approve at the 2014 Annual General Meeting a U.S. dollar-denominated dividend of $3.00 per share, or approximately $1.1 billion in the aggregate (based upon the number of currently outstanding shares), out of additional paid-in capital. The Board expects that the proposed dividend will be payable in four quarterly installments, set for June 2014, September 2014, December 2014 and March 2015. The 2014 Annual General Meeting, which will be open to shareholders of record as of April 29, 2014, will be held at 5:00 p.m., Swiss Time, on May 16, 2014, in Cham, Switzerland.

The Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Statements regarding the proposed dividend and timing of dividend payment dates, as well as any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to shareholder approval, the number of shares outstanding at the time of the payment of the dividend, exchange rates, operating hazards and delays, actions by customers and other third parties, actions by regulatory authorities, the future price of oil and gas, actual revenues earned and other factors detailed in the company’s most recent Form 10-K and other filings with the Securities and Exchange Commission (SEC), which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

99.1	Press Release dated February 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: February 18, 2014	By	/s/ Jill S. Greene
Jill S. Greene
Authorized Person

Exhibit Index

Exhibit No.	Exhibit
99.1	Press Release dated February 16, 2014